                                                        EXHIBIT 10(w)


                                PENSION PLAN FOR
                           NON-EMPLOYEE DIRECTORS OF
                           UNION PACIFIC CORPORATION
                       AS AMENDED AS OF JANUARY 25, 1996



1.   PURPOSE
     -------

     The purpose of this Pension Plan for Non-Employee Directors of Union Pacific Corporation (the "Plan") is to promote the interests of Union Pacific Corporation (the "Company") and its shareholders by strengthening its ability to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such individuals with retirement and survivor's benefits following termination of their service as members of such Board.


2.   EFFECTIVE DATE
     --------------

     The Plan shall be effective July 1, 1985 (the "Effective Date"). The provisions of the Plan as in effect on the date when an individual terminates his service as a member of the Board of Directors of the Company shall govern the rights and benefits of such individual under the Plan.


3.   ELIGIBILITY
     -----------

     Each individual who is a member of the Board of Directors of the Company on the Effective Date or becomes a member of such Board at any time thereafter shall be eligible for the benefits provided under the Plan, provided that at the time when such individual terminates his service as a member of such Board he has served as a member of such Board for a period of at least five consecutive years. For purposes of determining whether or not an individual has served as a member of the Board of Directors of the Company for a period of at least five consecutive years, there shall be disregarded any period of such service as a member of such Board during which such individual is also employed as an officer or other employee by the Company or by any corporation of which the Company owns or controls directly or indirectly 50% or more of the voting stock (the Company's "subsidiaries") and, in the case of an individual who was formerly employed as an officer or other employee by the Corporation or by any of its subsidiaries, any period of such service as a member of such Board that occurs after such individual terminates such employment if, at the time of such termination, such individual is entitled to receive benefits under any pension plan adopted or maintained by the Company or by any of its subsidiaries for the benefit of employees.


4.   AMOUNT OF RETIREMENT PENSION
     ----------------------------

     Each individual who satisfies the eligibility requirements set forth in
Section 3 at the time when he terminates his service as a member of the Board of Directors of the Company shall be entitled to receive an annual retirement pension in the amount set forth in this Section 4. Such individual shall be entitled to receive a retirement pension equal to 60% of the annual basic retainer, exclusive of any fees or other amounts payable for attendance at the meetings of such Board or for service on any committee thereof, payable at such time to a majority of the members of such Board who are not employed as officers or other employees by the Company or any of its subsidiaries (the "annual basic retainer"). Once determined, the amount of the retirement pension payable to such individual shall not be adjusted to reflect any subsequent increase or decrease to the annual basic retainer unless the Board of Directors shall determine at the time of such increase or decrease to adjust such pension to reflect such increase or decrease.


5.   FORM AND COMMENCEMENT OF RETIREMENT PENSION
     -------------------------------------------

     The retirement pension to which an individual is entitled under Section 4 shall be paid to such individual in monthly installments if such individual is alive at the time for payment. The first installment shall be paid to such individual on the first day of the month coinciding with or immediately following the later of the dates on which such individual attains age 65 or terminates his service as a member of the Board of Directors of the Company. Subsequent installments shall be paid to such individual on the first day of each succeeding month.


6.   BENEFITS IN THE EVENT OF DEATH
     ------------------------------

     (a) If an individual to whom payment of the retirement pension to which such individual is entitled under Section 4 has commenced dies before receiving 10 years' installments, the balance of such 10 years' installments that would have been paid to such individual had such individual not died shall be paid to such individual's beneficiary, if such beneficiary is alive at the time for payment, at the same time as such installments would have been paid to such individual. If such beneficiary dies before receiving all of such balance, the present value of any installments remaining to be paid shall be paid in a lump sum to such beneficiary's estate. If such individual fails validly to designate a beneficiary or if the beneficiary designated by such individual pre-deceases such individual, the present value of the balance of such 10 years' installments shall be paid in a lump sum to such individual's estate.

     (b) If an individual dies after he terminates his service as a member of the Board of Directors of the Company but before the payment of the retirement pension to which such individual is entitled under Section 4 has commenced, 10 years' installments of the retirement pension that would have been paid to such individual had such individual not died shall be paid to such individual's beneficiary, if such beneficiary is alive at the time for payment, at the same time that such installments would have been paid to such individual. If such beneficiary dies before receiving all of such 10 years' installments, the present value of any installments remaining to be paid shall be paid in a lump sum to such beneficiary's estate. If such individual fails validly to designate a beneficiary or if the beneficiary designated by such individual pre-deceases such individual, the present value of such 10 years' installments shall be paid in a lump sum to such individual's estate.

     (c) If an individual terminates his service as a member of the Board of Directors of the Company as a result of death and satisfied the other eligibility requirements set forth in Section 3, 10 years' installments of the retirement pension that would have been paid to such individual had such individual not died but terminated for reasons other than death his service as a member of such Board at the time of his death shall be paid to such individual's beneficiary, if such beneficiary is alive at the time for payment, at the same time that such installments would have been paid to such individual. If such beneficiary dies before receiving all of such 10 years' installments, the present value of any installments remaining to be paid shall be paid in a lump sum to such beneficiary's estate. If such individual fails validly to designate a beneficiary or if the beneficiary designated by such individual pre-deceases such individual, the present value of such 10 years' installments shall be paid in a lump sum to such individual's estate.

7.   SOURCE OF BENEFITS
     ------------------

     All benefits payable under the Plan shall be paid solely from the general assets of the Company. The liabilities of the Company pursuant to the Plan to any individual who has served as a member of the Board of Directors of the Company or to the beneficiary or estate of such individual shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.


8.   INALIENABILITY OF BENEFITS
     --------------------------

     Except to the extent of the rights of the beneficiary or estate of an individual who has served as a member of the Board of Directors of the Company, no benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. No such benefit or interest shall be in any manner liable for or subject to garnishment, attachment, execution or levy or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit or interest under the Plan. In the event that the Vice President-Employee Relations of the Company shall find that any person entitled to benefits under, or having an interest in, the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefit or interest, the Vice President-Employee Relations of the Company shall hold or apply the same to or for the benefit of such person, his spouse, children, parents or other blood relatives or any of them.


9.   ADMINISTRATION
     --------------

     The Plan shall be administered by the Vice President-Employee Relations of the Company. The Vice President-Employee Relations of the Company shall have complete authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, including rules and regulations for the designation of a beneficiary by an individual who has served as a member of the Board of Directors of the Company, to determine what persons are entitled to benefits under, or have an interest in, the Plan and to take all such other steps and make all such other determinations in connection with the administration of the Plan as he may deem to be necessary or appropriate. All determinations by the Vice President-Employee Relations of the

Company in administering the Plan shall be final and conclusive and binding on all persons.


10.  GOVERNING LAW
     -------------

     All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the law of the State of New York.


11.  AMENDMENT, SUSPENSION OR TERMINATION
     ------------------------------------

     The Board of Directors of the Company may at any time and from time to time, and retroactively if deemed to be necessary or appropriate, amend, suspend or terminate in whole or in part any or all of the provisions of the Plan, except that no such amendment, suspension or termination shall adversely affect the rights and benefits under the provisions of the Plan as in effect immediately prior to such action to which an individual who has terminated his service as a member of such Board or the beneficiary or estate of such individual is entitled under the Plan immediately prior to such action or to which an individual who has not terminated his service as a member of such Board or the beneficiary or estate of such individual would have been entitled under the Plan immediately prior to such action had such individual so terminated such service at that time.


12.  PLAN TERMINATION
     ----------------

     Notwithstanding the foregoing provisions of the Plan, the Plan shall be terminated effective January 25, 1996, subject to the terms and conditions set forth in this Section 12. The termination shall not affect an individual whose service as a member of the Board of Directors of the Company terminated prior to January 25, 1996 or any beneficiary of such individual. An individual serving as a member of the Board of Directors of the Company on January 25, 1996 and any beneficiary of such individual shall retain the benefits and rights available to such individual and to such beneficiary under the provisions of the Plan as in effect prior to its termination, except that the basic annual retainer under
Section 4 shall be limited to $60,000. Such individual may elect to forfeit $6,000 of the $36,000 annual retirement pension based upon that basic annual retainer and to have that replaced by a credit under the Company's Stock Unit Grant and Deferred Compensation Plan for the Board of Directors equal to the actuarial present value of the amount so forfeited. No benefits shall be paid under the Plan to any beneficiary with respect to the amount so forfeited.